Exhibit 99.4

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V27045-S81832 For Against Abstain ! ! ! ! ! ! PHYSICIANS REALTY TRUST PHYSICIANS REALTY TRUST 309 N. WATER STREET SUITE 500 MILWAUKEE, WISCONSIN 53202 Please sign exactly as your name(s) appears(s) on this proxy card. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 1. Proposal to approve the merger (“Company Merger” and such proposal, the “Physicians Realty Trust Company Merger Proposal”) of Physicians Realty Trust with and into DOC DR Holdco, LLC (formerly known as Alpine Sub, LLC) (“DOC DR Holdco”), with DOC DR Holdco surviving as a wholly owned subsidiary of Healthpeak Properties, Inc. (“Healthpeak”), on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of October 29, 2023, by and among Healthpeak, DOC DR Holdco, DOC DR, LLC (formerly known as Alpine OP Sub, LLC), Physicians Realty Trust and Physicians Realty L.P., as more fully described in the enclosed joint proxy statement/prospectus; 2. Proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of Physicians Realty Trust in connection with the Company Merger; and 3. Proposal to approve the adjournment of the Physicians Realty Trust special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Physicians Realty Trust Company Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal. The Board of Trustees recommends that shareholders vote FOR Proposals 1, 2 and 3. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DOC2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V27046-S81832 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The materials are available at www.proxyvote.com. PHYSICIANS REALTY TRUST Proxy for Special Meeting of Shareholders on February 21, 2024 Solicited on Behalf of the Board of Trustees The undersigned hereby appoints John T. Thomas and Laurie P. Becker, and each of them, with full power of substitution, to vote all the common shares of which the undersigned is entitled to vote at the special meeting of shareholders to be held virtually on February 21, 2024, at 10:30 a.m. Central Time, and any adjournments or postponements thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgement on matters incident to the conduct of the meeting and on such other matters as may properly come before the meeting. The shares represented by this proxy will be voted as directed by the shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Trustees’ recommendations. The Board of Trustees recommends shareholders vote FOR Proposals 1, 2 and 3. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying joint proxy statement/prospectus. Continued and to be signed on reverse side